SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )
Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

Z–TEL TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

2003

NOTICE OF ANNUAL MEETING

AND

PROXY STATEMENT

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
ABOUT THE ANNUAL MEETING
PROPOSAL NO. 1 ELECTION OF DIRECTORS
COMPENSATION COMMITTEE REPORT
AUDIT COMMITTEE REPORT
PERFORMANCE GRAPH
EXECUTIVE OFFICERS AND KEY EMPLOYEES
EXECUTIVE COMPENSATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECURITY OWNERSHIP
OTHER BUSINESS
INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
STOCKHOLDER PROPOSALS FOR PRESENTATION AT THE 2004 ANNUAL MEETING

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT	1
ABOUT THE ANNUAL MEETING	2
PROPOSAL NO. 1 ELECTION OF DIRECTORS	4
COMPENSATION COMMITTEE REPORT	7
AUDIT COMMITTEE REPORT	10
PERFORMANCE GRAPH	11
EXECUTIVE OFFICERS AND KEY EMPLOYEES	12
EXECUTIVE COMPENSATION	14
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	16
SECURITY OWNERSHIP	17
OTHER BUSINESS	19
INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS	19
STOCKHOLDER PROPOSALS FOR PRESENTATION AT THE 2004 ANNUAL MEETING	20

Z-TEL TECHNOLOGIES, INC.

601 South Harbour Island Boulevard, Suite 220
Tampa, Florida 33602

April 30, 2003

TO OUR STOCKHOLDERS:

      You are cordially invited to attend our 2003 Annual Meeting of Stockholders, which will be held at the Wyndham Harbour Island Hotel, Tampa, Florida 33602, on Thursday, May 29, 2003, at 1:00 p.m., local time.

      This will be our fourth Annual Meeting of Stockholders since we became a publicly-held company. I look forward to the opportunity to report to you Z-Tel’s achievements during the past year, the challenges we face, and our plans for the future.

      Please read these materials so that you’ll know what we plan to do at the meeting. Also, please sign and return the accompanying proxy card. That way, your shares will be voted as you direct even if you can’t attend the meeting. It’s very important that you vote.

D. GREGORY SMITH

President, Chief Executive Officer
and Chairman of the Board

Z-TEL TECHNOLOGIES, INC.

601 South Harbour Island Boulevard, Suite 220
Tampa, Florida 33602

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 29, 2003

To:	The Stockholders of Z-Tel Technologies, Inc.:

Time:	1:00 p.m., local time, on Thursday, May 29, 2003

Place:	Wyndham Harbour Island Hotel, Tampa, Florida 33602

Items of Business:

1. To elect directors; and

2. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Record Date:	You can vote if you were a stockholder of record on April 14, 2003.

Annual Report:	Our 2002 Annual Report to Stockholders, which is not a part of this proxy statement, is enclosed.

Proxy Voting:	It is important that your shares be represented and voted at the Annual Meeting. Please vote by promptly signing and dating the enclosed proxy card and mailing it to us in the enclosed postage paid, pre-addressed envelope. If you should be present at the meeting and desire to vote in person, you may withdraw your proxy.

By Order of the Board of Directors,

D. Gregory Smith
President, Chief Executive Officer
and Chairman of the Board

April 30, 2003

Z-TEL TECHNOLOGIES, INC.

601 South Harbour Island Boulevard, Suite 220
Tampa, Florida 33602

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 29, 2003

April 30, 2003

To the Stockholders of
Z-Tel Technologies, Inc.:

      These proxy materials are delivered in connection with the solicitation by the Board of Directors of Z-Tel Technologies, Inc. (“Z-Tel,” the “company,” “we,” or “us”), a Delaware corporation, of proxies to be voted at our 2003 Annual Meeting of Stockholders and at any adjournments or postponements thereof.

      You are invited to attend our Annual Meeting of Stockholders to be held on May 29, 2003, beginning at 1:00 p.m., local time, at the Wyndham Harbour Island Hotel, Tampa, Florida, 33602. Stockholders will be admitted beginning at 12:30 p.m.

      It is important that your proxy be returned promptly to avoid unnecessary expense to the company. Therefore, whether you plan to attend the Annual Meeting or not and regardless of the number of shares of stock you own, please date, sign and return the enclosed proxy promptly.

ABOUT THE ANNUAL MEETING

What is the Purpose of the Meeting?

      At the Annual Meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting, including the election of directors. In addition, our management will report on our performance during 2002 and respond to questions from stockholders.

When are these Materials Being Mailed?

      This Proxy Statement, form of proxy and voting instructions are being mailed starting on approximately May 6, 2003.

Who is Entitled to Vote?

      Only holders of record of common stock and Series D and Series E preferred stock as of the close of business on the record date, April 14, 2003, are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting (or any adjournment or postponement thereof) the shares that they held on the record date. Holders of the Series G preferred stock are not entitled to vote at the Annual Meeting. Holders of the common stock and the Series D and E preferred stock will vote together as a single class on all matters at the Annual Meeting. Each share of common stock will entitle its holder to one vote on each matter properly brought before the Annual Meeting. Holders of the Series D and E preferred stock will be entitled to a number of votes equal to the number of common shares into which their preferred shares were convertible as of April 14, 2003. As of April 14, 2003, there were 35,269,364 common shares, 4,638,247 Series D preferred shares and 4,166,667 Series E preferred shares outstanding. The Series D preferred shareholders will be entitled to 7,198,516 votes. The Series E preferred shareholders will be entitled to 7,315,070 votes.

What Constitutes a Quorum?

      The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of common stock, the Series D preferred stock and the Series E preferred stock entitled to vote on the record date (treated as a combined single class) will constitute a quorum, permitting us to conduct the business of the meeting. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the Annual Meeting, but will not be counted for any other purpose. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions as to that item from the beneficial owner.

How Do I Vote?

      If you complete and properly sign the accompanying proxy card and return it to our transfer agent, it will be voted as you direct. If you are a registered stockholder and attend the Annual Meeting, you may vote at the Annual Meeting either by ballot or by delivery of your completed proxy card in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting.

Can I Vote by Telephone or Electronically?

      No. You must vote by completing and returning the enclosed proxy card in the enclosed postage paid pre-addressed envelope, or by voting in person at the meeting.

Can I Change My Vote After I Return My Proxy Card?

      Yes. Even after you have submitted your proxy, you may revoke the proxy and you may change your vote any time before the proxy is exercised. To change your vote, file with the Secretary of Z-Tel either a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting the shares in person. A notice of revocation or a later dated proxy will not be effective until received by us and unless we receive it at or before the Annual Meeting. Unless the proxy is revoked, the shares represented thereby will be voted at the Annual Meeting or any adjournment thereof as indicated on the proxy card. Sending in a proxy does not affect your right to vote in person if you attend the meeting, although attendance at the meeting will not by itself revoke a previously granted proxy.

If I Submit a Proxy, How Will My Shares be Voted?

      Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors.

What are the Board’s Recommendations?

      The Board’s recommendations are set forth, together with the description of each item, in this proxy statement. In summary, the Board recommends a vote:

•	for election of the nominees for director positions (see page 4)

      With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion. As of the date this proxy statement went to press, we did not know of any other matter to be raised at the Annual Meeting.

What Vote is Required to Approve Each Item?

      Election of Directors. The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of directors. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, even though it will be counted for purposes of determining whether there is a quorum present at the Annual Meeting.

How Will Votes be Counted?

      All votes will be tabulated by employees of Corporate Communications, Inc., who will serve also as one or more of the inspectors of election. Although abstentions and broker non-votes are each included in the determination of the number of shares present, they are not counted on any matters brought before the meeting.

Who is Paying for the Preparation and Mailing of the Proxy Materials and How Will Solicitations be Made?

      We will pay the expenses of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees in person or by telephone, mail, electronic transmission, facsimile transmission or telegram. The company will request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to stockholders, and the company will reimburse such institutions for their out-of-pocket expenses.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

      Three directors are to be elected at the Annual Meeting. Currently, the Board of Directors is divided into three classes. Each class consists of three directors (although there is a vacancy in Class I). All directors within a class have the same terms of office. The class terms expire at successive annual meetings so that each year a class of directors is elected. The current terms of the three classes of directors expire in 2003 (Class III directors), 2004 (Class I directors) and 2005 (Class II directors). Directors are elected for three-year terms or to serve the remainder of an unexpired three-year term. Each of the Class III directors elected at the 2003 Annual Meeting will be elected to serve a three-year term.

      The Board of Directors has nominated the following persons to stand for election as Class III directors at the 2003 Annual Meeting of Stockholders, with terms expiring in 2006:

D. Gregory Smith
Jeffrey A. Bowden
Lawrence C. Tucker

      Each of the proposed nominees for election as a director has consented to serve if elected. If, as a result of circumstances not now known or foreseen, one or more of the nominees shall be unavailable or unwilling to serve as a director, proxies may be voted for the election of such other persons as the Board of Directors may select. The Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve.

      The persons named in the enclosed form of proxy intend, unless otherwise directed, to vote such proxy “FOR” the election of D. Gregory Smith, Jeffrey A. Bowden and Lawrence C. Tucker as Class III directors of the Company. The nominees that receive a plurality of the votes cast by the shares entitled to vote at the Annual Meeting shall be elected as the directors.

Directors Standing for Election

      D. Gregory Smith, 44, a founder of Z-Tel, has served as president, chairman of the board and chief executive officer of Z-Tel since inception. Mr. Smith was a director from 1991 to 1997, executive vice president from 1994 to 1997 and vice president from 1991 to 1994 of Premiere Technologies, Inc. From 1987 to 1991, Mr. Smith was a management and financial consultant with Olympus Telecommunications, Inc. and Olympus Partners, Inc., companies that he founded. Mr. Smith has also held positions with NationsBank of Florida, N.A. and Chase Bank of Florida. Mr. Smith received a B.S. in Commerce from the University of Virginia.

      Jeffrey A. Bowden, 57, a founder of Z-Tel, has served as a director of Z-Tel since July 1998. Mr. Bowden has been a consultant since January 2002 and previously served as executive vice president — corporate strategy from 2000 to 2002 and director from 2000 to 2002 of Pacific Century Cyberworks, Limited. Mr. Bowden is also a director of Softnet Systems, Inc. Mr. Bowden was a director of The Boston Consulting Group, Inc. from 1998 to September 2000. During 1998, he also served as our interim chief financial officer. Mr. Bowden was vice president of Bell Atlantic Corporation from 1997 to 1998. Mr. Bowden was a vice president of The Nynex Corporation from 1994 to 1997 and vice president and a director of The Boston Consulting Group, Inc. from 1988 to 1994. Mr. Bowden received his B.S. from the University of Michigan and his M.B.A. from the Harvard Graduate School of Business.

      Lawrence C. Tucker, 60, has been a director of Z-Tel since November 2000. Mr. Tucker has been with Brown Brothers Harriman & Co., a private investment banking and advisory firm, for 35 years. He was named a General Partner of the firm in 1979. Mr. Tucker received a B.S. from the Georgia Institute of Technology and an M.B.A. from the Wharton School of the University of Pennsylvania.

Directors Continuing in Office

     Directors whose present terms continue until 2004:

      Charles W. McDonough (Class I), 51, has been a director of Z-Tel since November 2000. Mr. McDonough has served as senior vice president — chief technology officer since August 1998. From 1975 through 1998, he was an employee and then a partner at Andersen Consulting LLP. Mr. McDonough received a B.A. in Industrial Engineering and a M.S. in Industrial Administration from Carnegie Mellon University.

      Richard F. LaRoche, Jr., (Class I), 57, has served as a director of Z-Tel since September 2002. Mr. LaRoche has served as general counsel and secretary of National HealthCare Corporation since 1971. He additionally served as senior vice president in charge of finance and acquisitions from 1986 until his retirement in May 2002. He is a Board member of National HealthCare Corporation (AMEX:NHC) and National Health Investors, Inc. (NYSE:NHI). Throughout his tenure with NHC, he structured the legal framework of the company’s most significant transactions, including overseeing the company’s initial public offering, converting NHC into a master limited partnership from 1986 through 1997, and participating in the creation and international capitalization of National Health Investors (1991) and National Health Realty (1997 — AMEX: NHR). Mr. LaRoche is a Dartmouth graduate and holds a law degree from Vanderbilt University School of Law.

     Directors whose present terms continue until 2005:

      John K. Aurell (Class II), 67, has served as a Z-Tel director since November 2001. Mr. Aurell is a senior partner and senior counsel of Ausley & McMullen, a law firm located in Tallahassee, Florida. His practice includes complex litigation and counseling involving various commercial, corporate, securities, regulatory, governmental, environmental and constitutional issues. Mr. Aurell received a B.A. from Washington & Lee University and LL.B. from Yale Law School. Mr. Aurell is the uncle of the wife of D. Gregory Smith, our chief executive officer.

      Andrew C. Cowen (Class II), 32, has been a director of Z-Tel since June 2001. Since 1992, Mr. Cowen has been employed in the private equity group of Brown Brothers Harriman. His primary responsibilities include sourcing, evaluating, negotiating and monitoring private equity investments on behalf of The 1818 Funds, a family of private equity partnerships managed by Brown Brothers Harriman. Mr. Cowen is experienced and regularly involved in matters relating to corporate strategy, business development, financial and investment analysis, capital structure and fund-raising, mergers and acquisitions, and other corporate governance issues. Mr. Cowen graduated Phi Beta Kappa and summa cum laude from Bowdoin College and received an M.B.A. from the Wharton School of the University of Pennsylvania.

      Charles D. Hyman, (Class II), 44, has been a director of Z-Tel since November 2000. Since 1993, Mr. Hyman has been president of Charles D. Hyman and Company, a private investment advisory firm he founded. Mr. Hyman received a B.A. from the University of Virginia and an M.B.A. from the University of Florida.

Arrangements as to Selection and Nomination of Directors

      By agreement with the company, The 1818 Fund II, L.P., holder of all the Series E preferred shares, is entitled to designate two individuals to serve as directors and in connection with expiration of their terms to be included in the slate of nominees recommended by the Board of Directors. Messrs. Tucker and Cowen are such designees.

Meetings of the Board of Directors and Standing Committees

      The Board of Directors held six formal meetings during 2002. All directors were present at each meeting. All other Board actions during the year were accomplished through unanimous written consent.

      The Board of Directors has a standing Audit Committee and Compensation Committee but does not have a Nominating Committee. The Board of Directors functions as a Nominating Committee, and the Board will consider written recommendations from stockholders for positions on the Board of Directors in accordance with the procedures set forth in the Amended and Restated Certificate of Incorporation of the company. See “Stockholder Proposals for Presentation at the 2004 Annual Meeting” for further information.

      The Audit Committee’s principal responsibilities are to select annually a firm of independent certified public accountants, to monitor the annual audit of the company’s financial statements as well as the reviews of the company’s interim financial statements and to meet with the independent certified public accountants of the company from time to time in order to assess the company’s internal controls and financial management practices. The Audit Committee is currently composed of three members: Richard F. LaRoche, Jr., Chairman, Jeffrey A. Bowden and John K. Aurell, each of whom is independent as defined by Rule 4200(a)(15) of the National Association of Securities Dealers listing standards. The Audit Committee met formally five times during 2002 and otherwise acted by unanimous written consent. The company’s securities are listed on The Nasdaq SmallCap Market and are governed by its listing standards. The Audit Committee has adopted a written Audit Committee Charter. It was attached as an exhibit to our 2001 proxy statement.

      The Compensation Committee is authorized and directed for the company (i) to approve the terms and conditions under which the executive officers of the Company (both senior and junior) are employed, including the terms of any related employment contracts, (ii) to set performance goals for the executive officers of the Company, (iii) to certify to the Board of Directors as to the attainment of any such performance goals, (iv) to administer the company’s 1998 and 2000 Equity Participation Plans (v) to make such recommendations to the Board of Directors as it deems necessary, appropriate or desirable, and (vi) to make and deliver such reports as may be required by the Board of Directors or any law, rule or regulation. The Compensation Committee is currently composed of three members: Lawrence C. Tucker, Chairman, Jeffrey A. Bowden and Charles D. Hyman, each of whom is a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act and an “outside director” under Section 162(m) of the Internal Revenue Code. The Compensation Committee met formally once during 2002 and otherwise acted by unanimous written consent.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF EACH OF THE NOMINEES AS DIRECTORS OF THE COMPANY — ITEM 1 ON YOUR PROXY CARD.

COMPENSATION COMMITTEE REPORT

To: The Board of Directors

Overview and Philosophy; Role of the Compensation Committee

      The Compensation Committee is a committee of the Board of Directors to which authority has been delegated to approve and monitor the company’s executive compensation and benefits programs and to administer the company’s 1998 Equity Participation Plan (“1998 Plan”) and 2000 Equity Participation Plan (“2000 Plan”) (collectively the “Equity Plans”).

      The primary objectives of the Compensation Committee are to assure that the company’s executive compensation and benefits programs and its Equity Plans—

•	Are competitive with other growing companies in the company’s industry;

•	Safeguard the interests of the company and its stockholders;

•	Are effective in driving performance to achieve financial goals and create stockholder value;

•	Foster teamwork on the part of management;

•	Are cost effective and fair to employees, management and stockholders; and

•	Are well communicated and understood by the participants.

Furthermore, the Compensation Committee seeks to design compensation and benefits programs so as (i) to attract, motivate and retain highly qualified executive officers who can enhance stockholder value and (ii) to support a performance-oriented environment that rewards achievement of the company’s financial goals, as determined by the Board of Directors.

      Z-Tel’s executive compensation policies are designed to attract, motivate, and retain highly qualified executive officers who can enhance stockholder value and to support a performance-oriented environment that rewards achievement of our planned financial goals. To that end, we compensate our executive officers through two principal types of compensation: annual base salary and equity-based incentive compensation, which to date has consisted primarily of stock options. Our philosophy with respect to executive officer compensation is to establish relatively low base salaries and place substantial emphasis on equity-based incentive compensation, which we viewed to be very effective at correlating executive officer compensation with corporate performance and increases in stockholder value. Moreover, in 2001, we implemented an executive bonus plan that will be funded by 5% of our earnings before interest, taxes, depreciation and amortization (“EBITDA”). This amount is allocated by the Compensation Committee in its discretion among the plan participants, although the entire amount must be allocated. Participation in the plan is limited to certain senior executives selected from time to time by the Compensation Committee. During 2002, $248,183 of bonus compensation was earned. We believe that this bonus plan will provide an additional incentive for our executive officers to assist us in reaching our profitability targets, which we believe will have the effect of enhancing stockholder value.

1998 and 2000 Equity Participation Plans

      Equity-based incentive compensation to date has been awarded by the company under the Equity plans, the principal purposes of which are to attract, retain and motivate selected officers, employees, consultants and directors through the granting of stock-based compensation awards. The Equity Plans provide for non-qualified and incentive stock options. No shares of common stock are reserved for issuance under the 1998 Plan and a total of 2,820,541 shares of common stock are reserved for issuance under the 2000 Plan, as amended. The exercise price of awards under the Equity Plans are generally made at no less than fair market value on the date of the award. The number of shares subject to options granted under either the 1998 Plan or the 2000 Plan to any individual in any calendar year cannot exceed 550,000.

      The Compensation Committee is authorized to administer grants under the Equity Plans to employees and consultants, while the full Board administers the Plans with respect to options granted to independent directors.

      The Equity Plans provide that the Compensation Committee has the authority to select the employees and consultants to whom awards are to be made, to determine the number of shares to be subject to awards and the terms and conditions of the awards, and to make all other determinations and to take all other actions necessary or advisable for the administration of the Equity Plans with respect to employees or consultants.

      The 2000 Plan also provides that at certain times our independent directors will automatically be granted options to purchase shares of our common stock. “Independent directors” under the 2000 Plan are directors not employed by the company. Options automatically granted to independent directors have an exercise price per share equal to the fair market value per share of our common stock as of the date of grant, have a term of ten years and vest over four years. Independent directors who are initially elected to our Board of Directors are granted an option to purchase 1,100 shares of our common stock on the date of such initial election and granted an option to purchase an additional 1,100 shares of our common stock at each annual meeting of our stockholders at which he or she is re-elected to our Board of Directors. The 2000 Plan also permits discretionary grants of options to independent directors by the Board of Directors.

      The Compensation Committee (and the Board) is authorized to adopt, amend and rescind rules relating to the administration of the Equity Plans, and to amend, suspend and terminate the Equity Plans. We have attempted to structure the Equity Plans so that remuneration attributable to stock options and other awards will not be subject to the deduction limitation contained in Section 162(m) of the Internal Revenue Code.

2002 Compensation for the Chief Executive Officer

      The general policies described above for the compensation of the executive officers also apply to the compensation approved by Compensation Committee during 2002 for Mr. Smith, our president, chairman of the board and chief executive officer. Mr. Smith received a base salary of $274,830 during 2002 plus $6,410 for life insurance premiums, and was granted a total of 125,000 options to purchase common stock at an exercise price of $1.30 per share. Those options expire on September 20, 2007. Mr. Smith has an employment agreement with the company, the initial term of which will expire in 2005. The agreement provides for (i) a base salary of $275,000, (ii) automatic renewal for subsequent one year terms (subject to nonrenewal by either party 90 days prior to the end of the term), (iii) participation in a bonus pool equal to 5% of annual EBITDA to be allocated among participating senior executives, (iv) the payment of his base salary and benefits for the term of the agreement in the event of termination without cause, and (v) in the event of a change in control of Z-Tel, the payment of 2.9 times his base salary and any incentive or bonus paid in the prior year if certain specified events occur within three years of the occurrence of a change of control. Under the agreement, Mr. Smith has also agreed to certain noncompetition and nonsolicitation covenants.

Compliance with Internal Revenue Code Section 162(m)

      The Compensation Committee has reviewed the applicability of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), which disallows a tax deduction for compensation to an executive officer when the included compensation exceeds $1 million per year. No executive officer of the company exceeded this threshold in 2002, and the Compensation Committee does not anticipate that any executive officer of the company will exceed this threshold during 2003. The Compensation Committee intends to periodically review the potential consequences of Section 162(m) and, depending upon the risk of applicability of this provision to us, may elect to structure the performance-based portion of its executive officer compensation in a manner so as to comply with certain exemptions provided for in Section 162(m).

      This report has been provided by the Compensation Committee.

COMPENSATION COMMITTEE:
Lawrence C. Tucker, Chair
Jeffrey A. Bowden
Charles D. Hyman

AUDIT COMMITTEE REPORT

To: The Board of Directors

      The Audit Committee oversees Z-Tel’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management and discussed with management the quality, in addition to the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

      The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America, their judgments as to the quality, not just the acceptability, of the company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under auditing standards generally accepted in the United States of America. In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from management and the company, including the matters in the written disclosures required by the Independence Standards Board. Specifically, the Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU § 380), as may be modified or supplemented, and the Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, as may be modified or supplemented.

      The Audit Committee discussed with the company’s independent auditors the overall scope and plans for their audit. The Audit Committee meets with independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the company’s internal controls, and the overall quality of the company’s financial reporting.

      In reliance on the reviews and discussion referred to above, the Board of Directors has approved the inclusion of the audited financial statements in the company’s Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE
Richard F. LaRoche, Jr., Chair
Jeffrey A. Bowden
John K. Aurell

PERFORMANCE GRAPH

      The following graph compares the cumulative total return on Z-Tel’s common stock with the cumulative total return of the companies in the Nasdaq Composite Index and the Nasdaq Telecommunications Index. Cumulative total return shown in the Performance Graph is measured assuming an initial investment of $100 on December 14, 1999, the date of Z-Tel’s initial public offering, and assuming the reinvestment of dividends.

Comparison of Cumulative Total Return

	12/14/99	12/31/99	12/29/00	12/31/01	12/31/02

Z-Tel Common Stock	100.00	237.50	30.51	7.65	4.76
Nasdaq Composite Index	100.00	114.30	68.97	54.71	37.83
Nasdaq Telecommunications Index	100.00	109.18	46.54	31.15	14.35

EXECUTIVE OFFICERS AND KEY EMPLOYEES

Non-Director Executive Officers

      The following sets forth certain information regarding our non-director executive officers as of April 30, 2003.

Name	Age	Position

Michael Slauson	32	President — Z-Tel Consumer Services, LLC and Touch 1 Communications, Inc.

J. Bryan Bunting	56	Senior Vice President — Enterprise Systems

Robert A. Curtis	35	Senior Vice President — Strategic Planning and President, Z-Tel Network Services, Inc.

Horace J. Davis, III	35	Treasurer and Senior Vice President — Chief Financial Officer

N. Dumas Garrett	42	Secretary and Senior Vice President — Business Development

Douglas W. Jackson	37	Senior Vice President — Marketing

      Michael Slauson has served as president of Touch 1 Communications, Inc. since December 2001. From June 2001 to December 2001, Mr. Slauson served as vice president of customer care for Z-Tel. From April 2000 to June 2001, he served as vice president of enterprise systems for Z-Tel. From 1998 to 2000, he served as vice president of information systems for Touch 1 Communications, Inc. From 1992 to 1998, Mr. Slauson served as human resources program manager for Mason & Hanger Corporation. Mr. Slauson holds a B.A. in Management Information Systems from Texas Tech University and an M.B.A. from West Texas A&M.

      J. Bryan Bunting has served as senior vice president — enterprise systems since January 1999 and was senior vice president — Z-Tel Business Networks from August 1998 to January 1999. From 1968 through 1998, he was an officer of NationsBank, serving most recently as senior vice president of direct banking. Mr. Bunting attended Old Dominion University.

      Robert A. Curtis has served as our senior vice president-strategic planning since July 1999 and as president, Z-Tel Network Services, Inc., a wholly owned subsidiary, since January 2001. From April 30, 1998 to June 1999, Mr. Curtis was vice president — business development and legal affairs at Z-Tel. From September 1995 to April 1998, Mr. Curtis was an attorney at the Houston office of Fulbright & Jaworski LLP, where he specialized in antitrust and complex federal litigation. Mr. Curtis graduated from the Duke University School of Law in 1995. Mr. Curtis received his B.A. in Philosophy from Trinity University and his Doctor of Philosophy (D. Phil) from the University of Oxford (England).

      Horace J. Davis, III has served as our chief financial officer, senior vice president and treasurer since June 2001. He had served as senior vice president — budgeting and financial planning since January 2001. Mr. Davis has also been chief financial officer and vice president — planning for Touch 1 Communications, Inc. since 1995. Mr. Davis received a B.B.A. and an M.B.A. from Millsaps College. Touch 1 Communications, Inc. and its wholly owned subsidiary, direcTEL, Inc., filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code on June 29, 1998 and July 9, 1998, respectively, in the United States Bankruptcy Court for the Southern District of Alabama. The Bankruptcy Court entered final decrees closing the direcTEL case on October 5, 2000 and the Touch 1 case on October 30, 2000.

      N. Dumas Garrett has served as our senior vice president — business development since August 2002 and as our senior vice president — finance and administration from December 1999 to August 2002. From 1987 through 1999, he was an officer of Stephens Inc., serving most recently as managing director and senior vice president and head of the technology and telecommunications group. Mr. Garrett has a B.S. in Industrial Engineering from the University of Arkansas and an M.B.A. from the University of Virginia.

      Douglas W. Jackson has served as vice president — marketing of Z-Tel since June 1999. From 1996 through 1999 he held the position of senior brand manager for the Coca-Cola Company and prior to that from 1992 to 1996 he was an associate product manager for Kraft General Foods Corp. Mr. Jackson received his B.A. from University of Virginia and his M.B.A. from University of Michigan.

Section 16(a) Beneficial Ownership Reporting Compliance

      Based solely upon a review of Forms 3, 4, and 5 furnished to us during or with respect to our most recently completed fiscal year, we believe that all of our directors, officers, and 10% beneficial owners complied with all Section 16(a) filing requirements applicable to them.

EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table provides summary information concerning compensation paid or accrued by us to, or on behalf of, our “Named Executive Officers,” which are our chief executive officer and our four most highly compensated executive officers serving as executive officers at December 31, 2002. The aggregate amount of perquisites and other personal benefits, securities or property received by each of the Named Executive Officers was less than either $50,000 or 10% of the total annual salary and bonus reported for that Named Executive Officer:

				Long Term
				Compensation
	Annual Compensation			Awards
				Shares	All Other
		Salary	Bonus	Underlying	Compensation
Name and Principal Position	Year	($)	($)	Options	($)(1)

D. Gregory Smith	2002	274,830	—	125,000	6,410
President, Chief Executive Officer	2001	154,583	—	400,000	6,410
and Chairman	2000	162,000	—	100,000	471

J. Bryan Bunting	2002	202,409	—	70,000
Senior Vice President — Enterprise Services	2001	190,125	—	192,000	—
	2000	162,000	—	75,000	1,146

Charles W. McDonough	2002	240,000	—	150,000	—
Director and	2001	217,500	—	300,000	—
Senior Vice President — Chief Technology Officer	2000	162,000	—	75,000	777

N. Dumas Garrett	2002	200,000	—	100,000	—
Secretary and	2001	203,129	—	200,000	—
Senior Vice President — Business Development	2000	150,000	—	75,000	—

Robert A. Curtis	2002	200,000	—	100,000	—
Senior Vice President — Strategic Planning	2001	185,577	—	200,000	—
	2000	150,000	—	75,000	—

(1)	Amounts shown reflect premiums paid on behalf of the Named Executive Officer for term life insurance.

Option Grants During Last Fiscal Year

      The following table contains information concerning the stock option grants made to each of the Named Executive Officers during the fiscal year ended December 31, 2002, subject to the following.

      The options described below were granted pursuant to the company’s 2000 Equity Participation Plan. The options vest over a three-year period commencing on the grant date and expire ten years thereafter (unless the employee at the time of the grant owned more than 10% of the total combined voting power of all classes of stock, in which case they expire over five years).

      The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the rules of the Securities and Exchange Commission. They are for analysis purposes only. The actual stock price appreciation, if any, over the ten-year option term may differ substantially from these assumed rates. Unless the market price of the common stock appreciates over the option term, no value will be realized from the option grants. The potential realizable value is calculated by assuming that the fair market value of the common stock as determined by the Board of Directors on the date of grant of the options appreciates at the indicated rate of the entire term of the option and that the option is exercised at the exercise price and sold on the last day at the appreciated price.

Individual Grants

	Number of
	Shares of				Potential Realizable
	Common	% of Total	Weighted		Value at Assumed
	Stock	Options	Average		Annual Rates of Stock Price
	Underlying	Granted to	Exercise		Appreciation for Option Term
	Options	Employees in	Price	Expiration
Name	Granted	2002(%)	($/sh)	Date	5%($)	10%($)

D. Gregory Smith	125,000	4.16	1.30	9-20-2007	45,000	98,750
J. Bryan Bunting	70,000	2.33	1.30	9-20-2012	57,190	144,900
Charles W. McDonough	150,000	4.99	1.30	9-20-2012	122,550	310,500
N. Dumas Garrett	100,000	3.33	1.30	9-20-2012	81,700	207,000
Robert A. Curtis	100,000	3.33	1.30	9-20-2012	81,700	207,000

Aggregated Option Exercises in Last Fiscal Year and Year-End Option Value Table

      The following table shows information concerning stock option exercises during 2002 and stock option values as of the year ended December 31, 2002 by each of the Named Executive Officers. The value of unexercised in-the-money options is determined by subtracting the exercise price from the fair market value of the common stock based on $0.81, the closing price of Z-Tel common stock as of December 31, 2002, multiplied by the number of shares underlying the options.

			Number of Securities
			Underlying Unexercised		Value of Unexercised
	Shares		Options at Fiscal Year-End		In-the-Money Options
	Acquired on	Value	(#)		at Fiscal Year-End ($)
	Exercise (#)	Realized
Name	Unexercisable	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

D. Gregory Smith	—	—	825,824	350,276	—	—
J. Bryan Bunting	—	—	447,749	191,751	—	—
Charles W. McDonough	—	—	476,259	516,241	—	—
N. Dumas Garrett	—	—	434,027	215,973	—	—
Robert A. Curtis	—	—	262,027	266,973	—	—

Compensation Committee Interlocks and Insider Participation

      The members of the compensation committee of the Board of Directors during the year ended December 31, 2002 were Messrs. Tucker, Bowden and Hyman, all of whom are non-employee directors. The compensation committee is responsible for all decisions concerning executive officer compensation, including decisions regarding grants of stock options. Mr. Bowden from January 1998 to September 1998 served as the company’s interim chief financial officer.

Director Compensation

      Directors do not currently receive any cash compensation for services rendered to Z-Tel in their capacities as directors. Pursuant to the terms of the 2000 Equity Participation Plan of Z-Tel Technologies, Inc., upon initial election to the Board of Directors each independent director (that is, a director not employed by the company) automatically receives options to purchase 1,100 shares of Z-Tel’s common stock. Thereafter, each independent director also receives automatically options to purchase an additional 1,100 shares of Z-Tel’s common stock at the time of each annual meeting of stockholders at which such director is reelected. Options received by independent directors under the 2000 Equity Participation Plan have exercise prices not less than the far market value of the company’s common shares at the date of the grant, expire ten years after the date of the grant and vest over four years. The 2000 Equity Participation Plan also permits discretionary grants of stock options to independent directors. During 2002, we granted 336,600 stock options to our independent directors.

Executive Employment Agreements and Change-In-Control Arrangements

      We have entered into the following employment agreements with our senior executives:

		Annual
Officer	Term	Salary	Position

D. Gregory Smith	July 2002 – July 2005	$275,000	President, Chief Executive Officer and Chairman

Charles W. McDonough	August 2002 – August 2005	$240,000	Senior Vice President — Chief Technology Officer

J. Bryan Bunting	August 2002 – August 2005	$201,884	Senior Vice President — Enterprise Systems

N. Dumas Garrett	August 2002 – August 2005	$240,000	Secretary and Senior Vice President — Business Development

Robert A. Curtis	July 2002 – July 2005	$200,000	Senior Vice President — Strategic Planning

Horace J. Trey Davis III	August 2002 – August 2005	$200,000	Senior Vice President — Treasurer and Chief Financial Officer

Michael J. Slauson	July 2002 – July 2005	$150,000	President, Z-Tel Consumer Services and Touch 1 Communications, Inc.

Douglas W. Jackson	August 2002 – August 2005	$150,000	Senior Vice President — Marketing

      The employment agreements with foregoing individuals also provide for —

•	automatic renewal for subsequent one year terms unless either party elects not to renew prior to 90 days from the end of the then current term of the agreement;

•	participation in an executive bonus pool equal to 5% of annual EBITDA to be allocated among the participants in the discretion of the Compensation Committee;

•	the payment of his base salary and any other benefits to which he would have been entitled for the term of the agreement if his employment is terminated without cause (as defined in the agreements);

•	the payment of two and nine-tenths (2.9) times his base salary and any incentive or bonus paid in the prior year if specified events occur within three years of the occurrence of a change of control;

•	his obligation to keep our nonpublic information confidential; and

•	his obligation not to compete with us in the United States and not to solicit our employees after termination of employment.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Officer Loan

      By agreement dated September 1, 1998, Charles W. McDonough purchased 550,000 shares of our common stock for $468,750. In connection with the purchase of these shares, we loaned $468,750 to Mr. McDonough. This loan bore interest at an 8% annual rate, matured on December 31, 2002 and was secured by a pledge to us of the common stock. The largest amount of indebtedness under the note during 2002 was $632,127. Mr. McDonough has repaid the loan in full.

SECURITY OWNERSHIP

      The following table sets forth, as of April 30, 2003 (unless otherwise stated), the number of shares of our common stock, our Series D preferred stock, our Series E preferred stock and our Series G beneficially owned by:

•	each person who we know to be a beneficial owner of 5% or more of that class or series of stock;

•	each of our directors;

•	each of our Named Executive Officers; and

•	all executive officers and directors as a group.

Shares Beneficially Owned and Percentage of Class(1)

									Percentage
			Series D		Series E		Series G		of Total
	Common		Preferred		Preferred		Preferred		Voting
Beneficial Owner	Stock	%	Stock	%	Stock	%	Stock	%	Power

D. Gregory Smith(2)(3)	11,966,852	29.99	416,667	8.99	—	—	28	16.00	16.08
Carol Jane Smith(2)(3)	5,500,000	15.58	—	—	—	—	—	—	11.04
G/CJ Investments, L.P.(3)	5,500,000	15.58	—	—	—	—	—	—	11.04
J. Bryan Bunting(2)(4)	720,166	2.01	—	—	—	—	—	—	*
Charles W. McDonough(2)(5)	1,642,742	4.54	50,000	1.08	—	—	2.5	1.43	1.66
N. Dumas Garrett(2)(6)	703,958	1.96	35,000	*	—	—	1.5	*	*
Charles D. Hyman(2)(7)	267,458	*	20,833	*	—	—	1.5	*	*
Buford H. Ortale(8)	1,976,170	5.54	169,334	3.25	—	—	—	—	3.74
Jeffrey A. Bowden(2)(9)	982,386	1.3	—	—	—	—	5.0	2.86	*
Lawrence C. Tucker(10)	21,833,423	36.32	—	—	4,166,667	100	125.0	71.43	14.69
Brown Brothers Harriman & Co.(10)	21,808,720	36.31	—	—	4,166,667	100	125.0	71.43	14.69
Andrew C. Cowen(2)(11)	23,880	*	—	—	—	—	—	—	—
John K. Aurell(2)(12)	58,211	*	—	—	—	—	—	—	*
Richard F. LaRoche, Jr.(2)	—	—	—	—	—	—	—	—	—
Robert A. Curtis(2)(13)	462,761	1.16	20,833	*	—	—	—	—	*
Fulmead Ventures Limited(14)	3,682,941	10.18	250,000	5.39	—	—	10.0	5.71	5.49
Richland Ventures III, L.P.(15)	2,565,013	6.83	1,250,000	26.97	—	—	—	—	3.89
Falcon Global Fund, L.P.(16)	684,003	1.92	333,333	7.19	—	—	—	—	1.04
All directors and officers as a group(17)	38,222,881	58.92	543,333	11.73	4,166,667	100	163.5	93.40	33.19

*	Less than 1%.

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the aggregate number of shares beneficially owned by the individual stockholders and groups of stockholders described above and the percentage ownership of such individuals and groups, shares of common stock subject to convertible securities currently convertible or convertible or convertible within 60 days and shares of common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of the date of this report are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of the other stockholders or groups of stockholders.

(2)	The shareholder’s address is c/o Z-Tel Technologies, Inc., 601 South Harbour Island Boulevard, Suite 220, Tampa, Florida 33602.

(3)	D. Gregory Smith and Carol Jane Smith are husband and wife. The number of shares shown for D. Gregory Smith and for Carol Jane Smith each includes all of the shares held by G/CJ Investments, L.P., a Delaware limited partnership. G/CJ Investments, Inc., a Delaware corporation established and controlled by Mr. and Mrs. Smith, is the sole general partner of G/CJ Investments, L.P. The share amount also includes 4,606,053 shares for Mr. Smith that are deemed to be beneficially owned by him by virtue of certain stock options that are currently exercisable or become exercisable within 60 days, certain convertible preferred shares and certain stock purchase warrants. The address of G/CJ Investments, L.P. is 300 Delaware Avenue, Suite 900, Wilmington, Delaware 19801.

(4)	Common Stock includes 490,166 shares deemed to be beneficially owned by Mr. Bunting by virtue of certain stock options that are currently exercisable or which become exercisable within 60 days.

(5)	Common Stock includes 895,252 shares deemed to be beneficially owned by Mr. McDonough by virtue of certain stock options that are currently exercisable or which become exercisable within 60 days, certain convertible preferred shares and certain stock purchase warrants.

(6)	Common Stock includes 628,244 shares deemed to be beneficially owned by Mr. Garrett by virtue of certain stock options that are currently exercisable or which become exercisable within 60 days, certain convertible preferred shares and certain stock purchase warrants.

(7)	Common Stock includes 219,341 shares deemed beneficially owned by Mr. Hyman by virtue of certain stock options that are currently exercisable or which become exercisable within 60 days, certain convertible preferred shares and certain stock purchase warrants.

(8)	Common Stock includes 373,767 shares deemed beneficially owned by Mr. Ortale by virtue of convertible Series D preferred shares. Ownership deemed owned by Mr. Ortale includes shares owned by Sewanee Ventures and the Ortale Family Foundation over which he has investment power. Mr. Ortale’s address is 4410 Gerald Place, Nashville, Tennessee 37205.

(9)	Common Stock includes 862,388 shares deemed to be beneficially owned by Mr. Bowden by virtue of certain stock options that are currently exercisable or which become exercisable within 60 days, certain convertible preferred shares and certain stock purchase warrants.

(10)	The number of shares shown for Mr. Tucker and Brown Brothers Harriman & Co. is derived from a Schedule 13D filed November 20, 2000 filed jointly by Brown Brothers Harriman & Co., The 1818 Fund III, L.P., T. Michael Long and Lawrence C. Tucker. Each of these parties is shown to have shared voting and dispositive power with respect to all of the shares shown, except that Mr. Tucker’s shares include 24,430 shares deemed beneficially owned by him by virtue of certain stock options currently exercisable or which become exercisable within 60 days. Of the shares of common stock shown for Mr. Tucker and Brown Brothers Harriman & Co., 21,808,720 shares are deemed to be beneficially owned by virtue of certain convertible preferred shares and certain stock purchase warrants. The address of Brown Brothers Harriman & Co. is 140 Broadway, New York, New York 10005.

(11)	Common Stock includes 23,880 shares deemed beneficially owed by Mr. Cowen by virtue of certain stock options that are currently exercisable or which become exercisable within 60 days.

(12)	Common Stock includes 21,938 shares deemed beneficially owned by Mr. Aurell by virtue of certain stock options that are currently exercisable or which become exercisable within 60 days.

(13)	Common Stock includes 351,761 shares deemed beneficially owned by Mr. Curtis by virtue of certain stock options that are currently exercisable or which become exercisable within 60 days, certain convertible preferred shares and certain stock purchase warrants.

(14)	The information is derived from Amendment No. 1 dated February 15, 2002 of a Schedule 13D dated February 4, 2000, filed jointly by The Mayer Trust, Eduard J. Mayer, Mutual Risk Management Ltd., MRM Services Ltd., MTM Group Ltd., Mutual Risk Management (Holdings) Limited, Mutual Trust Management (Jersey) Limited, MTM Trustees Limited, MTM Nominees Limited, MTM Investments Limited and Fulmead Ventures Limited. Each of these parties is shown to have shared voting and dispositive power with respect to all of the shares shown. Eduard J. Mayer disclaims beneficial ownership of the shares shown. The common shares shown include 1,334,421 shares deemed beneficially owned by virtue of certain convertible preferred shares and certain stock purchase warrants. The address of Fulmead Ventures Limited is 36 Hilgrove Street, St. Helier, Jersey JE4 STR Channel Islands.

(15)	Of the shares of common stock shown, 2,565,013 shares are deemed to be beneficially owned by virtue of shares of Series D preferred stock convertible into shares of our common stock and warrants exercisable into shares of our common stock. The address of Richland Ventures III, L.P. is 200 31st Avenue North, Suite 200, Nashville, TN 37203.

(16)	Of the shares of common stock shown, 684,003 shares are deemed to be beneficially owned by virtue of shares of Series D preferred stock convertible into shares of our common stock and warrants exercisable convertible into shares of our common stock. The address of Falcon Global Fund, L.P. is c/o KFAED Investment Department, Box 2921, Safat 13030, Kuwait.

(17)	Common Stock includes 29,569,528 shares deemed beneficially owned by virtue of certain stock options that are currently exercisable or which become exercisable within 60 days, certain convertible preferred shares and certain stock purchase warrants.

OTHER BUSINESS

      It is not expected that any other matters are likely to be brought before the meeting. However, if any other matters are presented, it is the intention of the persons named in the proxy to vote the proxy in accordance with their best judgment.

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

      PricewaterhouseCoopers LLP has been our independent certified public accountant since 1998. PricewaterhouseCoopers LLP has been selected by the Audit Committee as our independent certified public accountants for the year ending December 31, 2003. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting of Stockholders. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions by stockholders.

Audit Fees, Financial Information Systems Design and Implementation Fees and All Other Fees

      The aggregate fees billed by PricewaterhouseCoopers for the audit of the company’s annual financial statements for the fiscal year ended December 31, 2002, and for the reviews of the financial statements included in Z-Tel’s quarterly reports on Form 10-Q for that fiscal year, were $307,400. No fees were billed for financial information systems design and implementation. The aggregate fees billed by PricewaterhouseCoopers LLP for services rendered to Z-Tel other than audit and financial information systems design and implementation fees for the fiscal year ended December 31, 2002 were $36,025. The Audit Committee has considered whether the provision of the services described in this paragraph is compatible with maintaining the independence of PricewaterhouseCoopers LLP.

STOCKHOLDER PROPOSALS FOR PRESENTATION AT THE 2004 ANNUAL MEETING

      Stockholder proposals intended to be considered for inclusion in next year’s Proxy Statement and form of proxy for presentation at the 2004 Annual Meeting of Stockholders must be submitted in writing and received by us on or before December 15, 2003. Address proposals to Z-Tel Technologies, Inc., Attention: Secretary, 601 South Harbour Island Boulevard, Suite 220, Tampa, Florida 33602. In addition, our bylaws provide that stockholder proposals intended to be presented at an Annual Meeting of Stockholders must be received by us not less than 60 nor more than 90 days before the date of the meeting (unless less than 70 days notice or disclosure of the date of the meeting is given to stockholders, in which case the proposal must be received by us no later than the close of business on the tenth day following the date on which notice was given or public disclosure was made). The specific requirements for submitting such proposals are set forth in our bylaws. To receive a copy of the bylaws please contact the company’s secretary as set forth above.

By Order of the Board of Directors,

D. GREGORY SMITH,
President, Chief Executive Officer
and Chairman of the Board

April 30, 2003

APPENDIX A

FORM OF PROXY

Z-TEL TECHNOLOGIES, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 29, 2003

     The undersigned, a stockholder of Z-Tel Technologies, Inc. (“Z-Tel”), hereby appoints D. Gregory Smith, N. Dumas Garrett, Horace J. Davis and Andrew L. Graham, and each of them, attorney and proxy of the undersigned, each with full powers of substitution, for and on behalf of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Z-Tel to be held at the Wyndham Harbour Island Hotel, Tampa, Florida at 1:00 P.M., local time, on May 29, 2003, and any adjournments or postponements thereof (the “Annual Meeting”), and to vote at the Annual Meeting all the shares of common stock of Z-Tel that the undersigned is entitled to vote at the Annual Meeting, with the same effect as if the undersigned were personally present at the Annual Meeting, all as described in the company’s Proxy Statement dated April 30, 2003 relating to the Annual Meeting, and the undersigned hereby authorizes and instructs the above named proxies to vote as specified on the reverse side:

     The shares represented by this Proxy will be voted in the manner directed herein only if this Proxy is properly executed and timely returned. If the undersigned does not specify a choice, the shares will be voted FOR the nominees for director listed on the reverse side, and in the discretion of the proxies for other matters which may properly come before the Annual Meeting.

(Continued and to be signed on reverse side)

The Board of Directors recommends voting FOR the following proposals:

1.        ELECTION OF DIRECTORS

Nominees:	D. Gregory Smith, Jeffrey A. Bowden and Lawrence C. Tucker.

FOR the nominees listed above (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all the nominees listed above

☐	☐

(INSTRUCTION: To withhold authority to vote for any individual nominee(s), print the name of such nominee(s) below.)

2.        OTHER MATTERS: Unless a line is stricken through this sentence, the proxies herein named may in their discretion vote the shares represented by this Proxy upon such other matters as may properly come before the Annual Meeting.

     The undersigned acknowledges receipt of (1) the Company’s 2002 Annual Report to Stockholders and (2) the Company’s Notice of Annual Meeting and Proxy Statement dated April 30, 2003 relating to the Annual Meeting. The undersigned does hereby revoke any proxy previously given with respect to the shares represented by this Proxy.

Date	, 2003

Signature

Signature if held jointly

NOTE: Your signature should appear as your name appears hereon. As to shares held in joint names, each joint owner should sign. If the signer is a corporation, please sign full corporate name by a duly authorized officer. If a partnership, please sign in partnership name by an authorized person. If signing as attorney, executor, administrator, trustee, guardian, or in other representative capacity, please give full title as such.

Please mark, sign and date this proxy card and promptly return it using the enclosed envelope.

[ FOLD AND DETACH HERE ]